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                                                                    EXHIBIT 23.5

                    CONSENT OF HOEFER & ARNETT, INCORPORATED

         We consent to the inclusion in the Norwest Corporation and Benson Financial Corporation Registration Statement/Proxy Statement on Form S-4 of our Fairness Opinion, and reference to our names and the statements with respect to us, as appearing under the heading "Opinion of Benson's Financial Advisor."

                                         /s/ Hoefer & Arnett Incorporated

                                             By:

San Francisco, California
April 12, 1996